Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 6, 2014, in the Amendment No. 2 to the Registration Statement (Form F-1) and related Prospectus of EVRAZ NORTH AMERICA LIMITED for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Chicago, Illinois

November 25, 2014